UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————————
FORM 8-K
——————————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2022

——————————

Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
——————————

Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

——————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 4, 2022, Dr. Philip Garton, the Chief Financial Officer of Shoals Technologies Group, Inc. (the “Company”) informed the Company that he intends to resign on May 4, 2022. The Company has commenced a search for Dr. Garton’s replacement.

Kevin Hubbard, the Company’s outside financial reporting consultant, will serve as interim Chief Financial Officer effective immediately following Dr. Garton’s departure. As of that date, Mr. Hubbard will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal.

Mr. Hubbard, 50, has served as a partner at Ham, Langston & Brezina, LLP since 2017 and has previously worked with the Company on financial reporting. From April 2019 to May 2020, Mr. Hubbard served as interim Chief Financial Officer at SAExploration Holdings, Inc. (NASDAQ: SAEX). From 1997 to 2017, prior to joining Ham, Langston & Brezina, LLP, Mr. Hubbard served in various capacities at BDO USA, LLP, including most recently as the Regional Managing Partner of Assurance for the Southwest Region at BDO USA, LLP. Mr. Hubbard earned a B.S. in Accounting from the University of Houston – Clear Lake.

In connection with Mr. Hubbard’s service as interim Chief Financial Officer, the Company and Ham, Langston & Brezina, LLP entered into an engagement letter, effective as of April 7, 2022, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Hubbard does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Hubbard and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hubbard and any other person pursuant to which Mr. Hubbard was selected as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On April 8, 2022, the Company issued a press release announcing Dr. Garton’s resignation and Mr. Hubbard’s service as interim Chief Financial Officer. Further, the Company will host a webcast and conference call on May 16, 2022, at 5:00 p.m. Eastern Time, to discuss first quarter financial results that will be released after the market closes on May 16, 2022. A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Engagement Letter, dated as of April 7, 2022, between Shoals Technologies Group, Inc. and Ham, Langston & Brezina, LLP
99.1	Press Release issued by Shoals Technologies Group, Inc. dated April 8, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker
	Name:	Jason Whitaker
	Title:	Chief Executive Officer

Date: April 8, 2022